Exhibit (g)(5)

                          Brown Brothers Harriman & Co.
                      Global Custody Proposed Fee Schedule
                                  on behalf of
               ScudderKemper Investments and Scudder Trust Company

                                    July 2000

Market                Asset Charge (basis points)          Trade Instruction Charge (USD)
------                ---------------------------          ------------------------------
Argentina                       20 b.p.                                  $75
Australia                       2 b.p.                                   $60
Austria                         6 b.p.                                   $80
Bahrain                         40 b.p.                                 $150
Bangladesh                      35 b.p.                                 $150
Belgium                         3 b.p.                                   $60
Botswana                        45 b.p.                                 $175
Brazil                          20 b.p.                                  $50
                 $50,000 per year administration (The
                             Brazil Fund)
Bulgaria                        55 b.p.                                 $125
Canada                          1 b.p.                                   $25
Chile                           30 b.p.                                  $75
China                           35 b.p.                                  $60
Colombia                        40 b.p.                                 $100
Czech Republic                  20 b.p.                                  $75
Denmark                         2 b.p.                                   $80
Ecuador                         35 b.p.                                 $125
Egypt                           35 b.p.                                 $175
Estonia                         65 b.p.                                 $150
Euroclear                       2 b.p.                                   $35
Finland                         7 b.p.                                   $60
France                          3 b.p.                                   $60
Germany                         2 b.p.                                   $35
Ghana                           45 b.p.                                 $175
Greece                          30 b.p.                                 $150
Hong Kong                       5 b.p.                                   $60
Hungary                         40 b.p.                                 $175
India                           35 b.p.                                 $125
Indonesia                       13 b.p.                                  $75
Ireland                         3 b.p.                                   $60
Israel                          30 b.p.                                 $150
Italy                           3 b.p.                                   $50
Japan                           2 b.p.                                   $25
Jordan                          35 b.p.                                 $175
Kenya                           45 b.p.                                 $175
Korea (South)                   13 b.p.                                  $50



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Market                Asset Charge (basis points)          Trade Instruction Charge (USD)
------                ---------------------------          ------------------------------
Lebanon                         40 b.p.                                 $150
Malaysia                        7 b.p.                                   $50
Mauritius                       35 b.p.                                 $150
Mexico                          7 b.p.                                   $50
Morocco                         35 b.p.                                 $150
Namibia                         35 b.p.                                 $150
Netherlands                     5 b.p.                                   $35
New Zealand                     3 b.p.                                   $45
Nigeria                         60 b.p.                                 $150
Norway                          5 b.p.                                   $60
Oman                            40 b.p.                                 $150
Pakistan                        35 b.p.                                 $125
Peru                            40 b.p.                                 $150
Philippines                     13 b.p.                                 $100
Poland                          30 b.p.                                 $100
Portugal                        13 b.p.                                 $100
Russia                          45 b.p.                                 $250
Singapore                       6 b.p.                                   $75
Slovakia                        30 b.p.                                  $75
South Africa                    3 b.p.                                   $50
Spain                           5 b.p.                                   $60
Sri Lanka                       35 b.p.                                  $75
Swaziland                       60 b.p.                                 $175
Sweden                          5 b.p.                                   $60
Switzerland                     3 b.p.                                   $75
Taiwan                          20 b.p.                                  $75
Thailand                        12 b.p.                                  $50
Tunisia                         35 b.p.                                 $150
Turkey                          20 b.p.                                  $75
United Kingdom                  2 b.p.                                   $35
Uruguay                         45 b.p.                                 $150
Venezuela                       35 b.p.                                 S125
Zambia                          35 b.p.                                 $175
Zimbabwe                        45 b.p.                                 S175
United States                   .3 b.p.                                 $8.00



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Other Transaction Fees
----------------------

DTC, FBE, PTC                                                           $ 8.00
Affirmation Charge                                                      $ 1.00
U.S. Physical Securities                                                $25.00
Short-Term Instruments (time deposits, BA, CP, CD, repos)               $25.00
Maturities                                                              $15.00
Third Party FX                                                          $35.00
Derivatives (futures, options, hedges, swaps)                           $35.00
Incoming/Outgoing wires                                                 $10.00
Security Instruction Corrections/Cancellations/Repair                   $15.00
Check Processing                                                        $10.00
Euroclear Deposit/Withdrawal                                            $75.00

Annual Account Minimum:                                                $10,000
----------------------

Subcustodian Out-of-Pocket Expenses
-----------------------------------

Subcustodian out-of-pocket expenses are statutory taxes or other charges mandated in the local market which are passed on without markup to the Funds. The level of out-of-pocket expenses depends on the geographic composition of the Fund and trading activity. Subcustodian out-of-pocket expenses reimbursable to BBH&Co. will be added to each monthly invoice. Subcustodian out-of-pocket expenses may be revised from time to time.

Brown Brothers Harriman & Co. Out-of-Pocket Expenses
----------------------------------------------------

BBH&Co. out-of-pocket expenses including but not limited to extraordinary telecommunications expenses, audit reporting, legal fees including sophisticated investor letter processing, postage including overnight and courier, shipping insurance, duplication charges, forms and supplies, proxy charges, consolidation and reorganization charges, fractional share liquidation charges, and customized reporting and programming would be additional. The cost of obtaining market quotations and local administration charges if arranged through BBH&Co. would be for the account of the Fund. The maximum annual fee per portfolio will not exceed 1 basis point.

Relationship Discount
---------------------

A 10 percent reduction will be applied against the asset based custody fee on assets between $10 billion and $15 billion.

A 15 percent reduction will be applied against the asset based custody fee on assets in excess of $15 billion.

Notes
-----

Fees for additional markets will be negotiated prior to investment and based upon local market conditions at time of investment.

This schedule assumes that trade instructions will be sent in properly formatted SWIFT or ISITC protocol, or another mutually agreed upon automated means. In the absence of automated trades, a $25.00 manual trade instruction charge is incurred.